Exhibit 99.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of First Citizens Bancshares, Inc. (the "Company") for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 that:

I, Katie Winchester, Chief Executive Officer and Jeffrey Dean Agee, Chief Financial Officer of First Citizens Bancshares, Inc. certify that:

    I have reviewed this quarterly report on Form 10-Q of First Citizens Bancshares, Inc.;

    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

    Based on my knowledge, the financial statements and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of Bancshares as of, and for, the periods presented in this report;

    Bancshares other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures as defined in Exchange Act Rules 13a and 15d-114 for First Citizens Bancshares and have:

      Designed such disclosure controls and procedures to ensure that material information relating to Bancshares including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

      Evaluated the effectiveness of Bancshares disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      Disclosed in this report any change in the registrant's most recent fiscal quarter (Bancshares fourth fiscal quarter in the case of an annual report that has materially affected, or is reasonably likely to materially effect, Bancshares internal control over financial reporting and,

    Bancshares other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Bancshares auditors and the Audit Committee of the Bancshares Board of Directors (or persons performing the equivalent functions):

      All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Bancshares ability to record, process, summarize and report financial information and;

      Any fraud, whether or not material, that involves management or other employees who have a significant role in Bancshares internal control over financial reporting.

                                            /s/ Katie S. Winchester                                         /s/    Jeff Agee
                                            Chief Executive Officer                                     Chief Financial Officer
                                            Date: August 14, 2003                                     Date: August 14, 2003